SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                           FORM 8-K

                        CURRENT REPORT

           Filed pursuant to Section 13 or 15(d) of

              THE SECURITIES EXCHANGE ACT OF 1934

                May 30, 1996 (May 1, 1996)
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        Date of Report (Date of earliest event reported)

                      OLSTEN CORPORATION
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      (Exact name of registrant as specified in charter)


                           Delaware
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        (State or other jurisdiction of incorporation)


                            0-3532
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                   (Commission File Number)


                          13-2610512
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               (IRS Employer Identification No.)


                     175 Broad Hollow Road
                 Melville, New York 11747-8905
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           (Address of principal executive officers)



                        (516) 844-7800
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     (Registrant's telephone number, including area code)
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ITEM 5.   OTHER EVENTS
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     On May 13, 1996, the Registrant called for redemption on May
28, 1996, all of its outstanding 4-7/8% Convertible Subordinated Debentures due 2003 (the "Debentures"). Substantially all of the $125 million principal amount of the Debentures were converted into the Registrant's Common Stock, par value $.10 per share, with approximately 5,381,000 of such shares being issued.

     On May 28, 1996, the Registrant, Lawyers Acquisition Corp., a Texas corporation which is a wholly-owned subsidiary of the Registrant ("Merger Sub") and Co-Counsel, Inc., a Texas corporation ("Co-Counsel") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into Co-Counsel and Co-Counsel will become a wholly-owned subsidiary of the Registrant. The Merger Agreement is filed as Exhibit 2(a) to this Current Report on Form 8-K and is incorporated herein by reference.

     The Registrant, QHR Acquisition Corp., a wholly-owned subsidiary of the Registrant and Quantum Health Resources, Inc. ("Quantum") have entered into an amendment, dated as of May 1, 1996 (the "Amendment"), to the Agreement and Plan of Merger filed as Exhibit 2(a) to the Registrant's Current Report on Form 8-K dated May 3, 1996. The Amendment is filed as Exhibit 2(b) to this Current Report on Form 8-K and is incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
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   (c) Exhibits.

     Exhibit 2(a) -- Agreement and Plan of Merger, dated May 28,
1996, by and among Olsten Corporation, Lawyers Acquisition Corp.
and Co-Counsel, Inc.

     Exhibit 2(b) -- Amendment to Agreement and Plan of Merger, dated as of May 1, 1996, by and among Olsten Corporation, QHR
Acquisition Corp. and Quantum Health Resources, Inc.

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                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              OLSTEN CORPORATION
                                 (REGISTRANT)


Date:  May 30, 1996           By:/s/ Laurin L. Laderoute, Jr.
                                 Laurin L. Laderoute, Jr.
                                 Vice President